Exhibit 32.2

Certification of Principal Financial Officer

In connection with the Annual Report on Form 10-K for the year ended December 31, 2007 (the “Report”) of Hamptons Luxury Homes, Inc. (the “Registrant”), I, Frank Dalene, the Chief Financial Officer of the Registrant, certify, to the best of my knowledge, that:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Registrant.

Dated:  March 31, 2008

/s/ Frank Dalene

Frank Dalene